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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 1998


                         NORTH CAROLINA RAILROAD COMPANY
             (Exact name of registrant as specified in its charter)


                                 NORTH CAROLINA
                 (State or other jurisdiction of incorporation)


         0-15768                                             56-6003280
(Commission File Number)                     (IRS Employer Identification No.)


3200 Atlantic Avenue
Suite 110
Raleigh, North Carolina                                      27604
(Address of principal executive offices)                   (Zip Code)


                                 (919) 954-7601
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         The Charter and Bylaws of the Registrant had provided the shareholders other than the State of North Carolina (the "State") certain control rights independent from the State, including the requirement that the shareholders other than the State be represented in person or by proxy at a meeting of shareholders in order to constitute a quorum at a meeting of shareholders.

         On April 7, 1997, the Registrant, the State and the Beaufort and Morehead Railroad Company, a North Carolina corporation whose stock is wholly owned by the State (the "B&M"), executed a Letter of Intent to reach a definitive agreement for a plan of merger, whereby the State would acquire the shares of the Registrant held by shareholders other than the State (the "non-State shares"), at a cash price of $66.00 per share.

         On October 3, 1997, the Registrant reach a definitive agreement with the North Carolina Department of Transportation of the State of North Carolina (the "DOT") and the B&M for a plan of merger for the State to acquire the non-State shares at a cash price of $66.00, which agreement was amended and restated as of January 16, 1996 (the "Merger Agreement").

         The Merger Agreement was approved by the shareholders at a special meeting of shareholders held on March 31, 1998. On April 1, 1998, the B&M and the Registrant completed the transactions contemplated by the Merger Agreement and, upon the filing of the Articles of Merger with the Secretary of State of the State, the merger was consummated. Upon consummation of the merger, the State became the sole owner of all of the common stock of the Registrant outstanding.

         The aggregate merger consideration is approximately $71 million. Approximately $10 million of the aggregate merger consideration will be paid from dividends previously paid by the Registrant to the State and the remaining $61 million will be paid from monies borrowed by B&M from the State pursuant to legislation adopted by the State legislature on August 27, 1997.


                            NAME & ADDRESS OF                  AMOUNT & NATURE OF              PERCENT
TITLE OF CLASS              BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP            OF CLASS
--------------              -----------------                  --------------------           ----------
Common Shares               State of North                     317 shares                      100%
                            Carolina c/o
                            Governor James
                            B. Hunt, The State
                            Capital, Raleigh, NC 27611




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         c.  Exhibits

         99.1 Amended and Restated Agreement and Plan of Merger dated as of January 16, 1998, filed as Annex A to the Registrant's Proxy Statement dated February 27, 1998, filed with the Securities and Exchange Commission on February 27, 1998, which is incorporated by reference into this Form 8-K.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        THE NORTH CAROLINA RAILROAD COMPANY



Date:  April 7, 1998    By:   /s/ Scott M. Saylor
                           -------------------------------------------------
                              Name:  Scott M. Saylor
                              Title:  Executive Vice President & General Counsel




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